Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Announces First Quarter 2025 Financial Results

Record Revenue of $7.5 Million and Return to Profitability Underscore Improved Outlook

Norton, Massachusetts – April 30, 2025 – CPS Technologies Corporation (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for the fiscal first quarter ended March 29, 2025.

First Quarter Highlights

●	Revenue of $7.5 million for the first quarter of 2025, reflecting the Company’s best sales quarter ever, even without any HybridTech Armor® business, versus $5.9 million in the first quarter of 2024

●	Gross margin of 16.4 percent versus 15.3 percent in the prior-year period, reflecting improved operating leverage tied to higher revenue

●	Operating profit of $0.1 million for the quarter ended March 29, 2025 compared to an operating loss of $(0.3) million in the prior-year period

●	The Company’s performance also reflects the dramatic improvements that have occurred since the fourth quarter of 2024, when revenue was $5.9 million and gross margins were negative 2 percent

●	As previously shared, three new Phase I Army SBIR contracts were initiated during the quarter

“What started as a very real turnaround last quarter is continuing into fiscal 2025, with the Company posting record revenue, driven accelerating demand from multiple customers,” said Brian Mackey, President and CEO. “Despite the completion of the aircraft carrier contract, the overall growth of our existing product lines has surpassed our previous revenue numbers. I’m pleased to see the return to bottom line profitability as well. While our profitability is positive, we continue to work on further margin improvement for the second quarter and beyond. Higher production volumes, recent SBIR wins, and a strategy meant to broaden our target markets and book of business are having the intended effect of strengthening the outlook for fiscal 2025. Our strategy of using our core offerings to invest in the product lines of the future in response to customer requirements, is beginning to bear fruit.”

Results of Operations

CPS reported revenue of $7.5 million in the first quarter of fiscal 2025 versus $5.9 million in the first quarter of 2024, reflecting higher production rates and shipments across the board. Gross profit was $1.2 million, or 16.4 percent of revenue, versus $0.9 million, or 15.3 percent of revenue, in the fiscal 2024 first quarter, which had lower revenue and reduced production efficiencies and was also impacted by quality control testing.

Operating profit was $0.1 million in the fiscal 2025 first quarter compared with an operating loss of $(0.3) million in the prior-year period. Reported net income was $0.1 million, or $0.01 per diluted share, versus a net loss of $(0.1) million, or $(0.01) per share, in the quarter ended March 30, 2024.

Conference Call

The Company will be hosting its first quarter 2025 earnings call tomorrow, May 1, 2025, at 9:00am Eastern. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 970717

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is a technology and manufacturing leader in producing high-performance materials solutions for its customers. The company’s products and intellectual property address critical needs in a variety of applications, including electric trains and subway cars, wind turbines, hybrid vehicles, electric vehicles, Navy ships, the smart electric grid, 5G infrastructure and others. CPS hermetic packages can be found in many Aerospace and Satellite applications. CPS’ armor products provide exceptional ballistic protection and environmental durability at very light weight. CPS is committed to innovation and to supporting our customers in building solutions for the transition to clean energy. The Company articulates its Vision as follows: “To pioneer the next generation of high-performance materials and solve the world’s toughest engineering challenges.”

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2025 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORPORATION

Statements of Operations (Unaudited)

Fiscal Quarters Ended

	Fiscal Quarters Ended
	March 29, 2025	March 30, 2024

Revenues:
Product sales	$7,505,921	$5,912,634

Total revenues	7,505,921	5,912,634
Cost of product sales	6,274,920	5,006,324

Gross Profit	1,231,001	906,310
Selling, general, and administrative expense	1,101,350	1,165,922

Operating income (loss)	129,651	(259,612)
Other income, net	50,476	79,171

Income (loss) before taxes	180,127	(180,441)
Income tax provision (benefit)	84,165	(37,288)

Net income (loss)	$95,962	$(143,153)
Other comprehensive income
Net unrealized gains on available for sale securities	1,300	-
Total other comprehensive income	1,300	-
Comprehensive income (loss)	97,262	(143,153)

Net income (loss) per basic common share	$0.01	$(0.01)

Weighted average number of basic common shares outstanding	14,525,960	14,519,215

Net income (loss) per diluted common share	$0.01	$(0.01)

Weighted average number of diluted common shares outstanding	14,543,911	14,519,215

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	March 29, 2025	December 28, 2024
ASSETS

Current assets:
Cash and cash equivalents	$1,929,919	$3,280,687
Marketable securities, at fair value	1,039,714	1,031,001
Accounts receivable-trade, net	6,302,650	4,858,208
Accounts receivable-other	210,475	177,068
Inventories, net	4,812,833	4,331,066
Prepaid expenses and other current assets	389,764	480,986
Total current assets	14,685,355	14,159,016
Property and equipment:
Production equipment	10,439,670	10,382,379
Furniture and office equipment	891,921	891,921
Leasehold improvements	997,830	997,830
Total cost	12,329,421	12,272,130
Accumulated depreciation and amortization	(10,542,494)	(10,377,756)
Construction in progress	144,653	108,874
Net property and equipment	1,931,580	2,003,248
Right-of-use lease asset (note 4, leases)	147,000	186,000
Deferred taxes	2,444,973	2,528,682
Total Assets	$19,208,908	18,876,946

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Note payable, current portion	-	8,130
Accounts payable	3,135,552	3,053,712
Accrued expenses	1,070,932	913,279
Deferred revenue	108,080	172,429
Lease liability, current portion	147,000	160,000

Total current liabilities	4,461,564	4,307,550

Deferred revenue – long term	31,277	31,277
Long term lease liability	-	26,000

Total liabilities	4,492,841	4,364,827
Commitments & Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, authorized 20,000,000 shares; issued 14,661,487 shares; outstanding 14,525,960 shares at each March 29, 2025 and December 28, 2024	146,615	146,615
Additional paid-in capital	40,702,573	40,580,387
Accumulated other comprehensive income	1,300	15,500
Accumulated deficit	(25,794,283)	(25,890,245)
Less cost of 135,527 common shares repurchased at each March 29, 2025 and December 28, 2024	(340,138)	(340,138)

Total stockholders’ equity	14,716,067	14,512,119

Total liabilities and stockholders’ equity	$19,208,908	$18,876,946